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                                                                    Exhibit 8(g)

                              Form of Schedule A

                         Custodian Services Agreement

                                  Portfolios

                             Schwab S&P 500 Fund
                            Schwab Analytics Fund
                  Institutional Select Large-Cap Index Fund
               Institutional Select Large-Cap Value Index Fund
               Institutional Select Small-Cap Value Index Fund


Dated: _____________________



By:    _____________________


Title: _____________________



By:    _____________________
       William J. Klipp

Title: Executive Vice President,
        Chief Operating Officer